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                                                                     EXHIBIT 5.0
                                   LAW OFFICES
                      Elias, Matz, Tiernan & Herrick L.L.P.
                                   12TH FLOOR
                              734 15TH STREET, N.W.
                             WASHINGTON, D.C. 20005
                                      -----
TIMOTHY B. MATZ          TELEPHONE: (202) 347-0300            PATRICIA J. WOHL
STEPHEN M. EGE           FACSIMILE: (202) 347-2172            DAVID K. TEEPLES
RAYMOND A. TIERNAN                                            DAVID MAX SELTZER
GERARD L. HAWKINS             WWW.EMTH.COM                    ERIC M. MARION
JOHN P. SOUKENIK*                                             __________________
GERALD F. HEUPEL, JR.
JEFFREY A. KOEPPEL                                            SENIOR COUNSEL
PHILIP ROSS BEVAN
HUGH T. WILKINSON                                             W. MICHAEL HERRICK
KEVIN M. HOULIHAN
KENNETH B. TABACH                                             OF COUNSEL

                                                              ALLIN P. BAXTER
*NOT ADMITTED IN D.C.                                         JACK I. ELIAS
                                                              SHERYL JONES ALU
                                   May 8, 2002

Board of Directors
TierOne Corporation
1235 "N" Street
Lincoln, Nebraska 68508

Gentlemen:

     We have acted as special counsel to TierOne Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form S-1 (the "Registration Statement"), relating to the issuance of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in connection with the conversion of TierOne Bank, Lincoln, Nebraska (the "Bank") from mutual to stock form and the reorganization of the Bank as a subsidiary of the Company (the "Conversion").

     In this regard, we have examined the Articles of Incorporation and Bylaws of the Company, resolutions of the Board of Directors of the Company and the Bank, the Plan of Conversion of the Bank ("Plan of Conversion"), and such other documents and matters of law as we deemed appropriate for the purposes of this opinion. This opinion is limited to federal laws and regulations and the laws of the State of Wisconsin which are in effect on the date hereof.

     Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock has been duly and validly authorized, and when issued in accordance with the terms of the Plan of Conversion, and upon the receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable, subject to the provisions of Section 180.0622(2)(b) of the Wisconsin Business Corporation Law (including judicial interpretations thereof).

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Board of Directors
TierOne Corporation
May 8, 2002
Page 2


     We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement and to the references to this firm under the headings "The Conversion - Tax Aspects" and "Legal and Tax Opinions" in the Prospectus contained in the Registration Statement.

                                          Very truly yours,

                                          ELIAS, MATZ, TIERNAN & HERRICK L.L.P.



                                          By:  /s/ Philip Ross Bevan
                                              ----------------------------
                                              Philip Ross Bevan, a Partner